                                                                    Exhibit 21.1
                                                                    ------------


                        Subsidiaries of the Registrant
                        ------------------------------


Subsidiary                                   State of Incorporation
----------                                   ----------------------

K & D MagMotor Corp.                         Delaware

SatCon Film Microelectronics, Inc.*          Delaware

Beacon Power Corporation                     Delaware

HyComp Acquisition Corp.                     Delaware



____________________________
* Doing business as "Film Microelectronics, Inc."